Exhibit 10.1

Grant No.:

CYTYC CORPORATION

2004 OMNIBUS STOCK PLAN

RESTRICTED STOCK AGREEMENT

Cytyc Corporation, a Delaware corporation (the “Company”), hereby grants (the “Grant”) shares of its common stock, $.01 par value, (the “Stock”) to the Grantee named below, subject to the vesting conditions set forth in the attachment. Additional terms and conditions of the Grant are set forth in this cover sheet, in the attachment and in the Company’s 2004 Omnibus Stock Plan (the “Plan”).

Grant Date:                     , 200

Name of Grantee:

Grantee’s Social Security Number:             -            -

Number of Shares of Stock Covered by Grant:

By signing this cover sheet, you agree to all of the terms and conditions described in the attached Agreement and in the Plan, a copy of which is available on request. You agree that in the event of any inconsistency between this Agreement and the Plan, the Plan will control.

Grantee:
(Signature)
Company:
(Signature)
Title:

Attachment

This is not a stock certificate or a negotiable instrument.

CYTYC CORPORATION

2004 OMNIBUS STOCK PLAN

RESTRICTED STOCK AGREEMENT

Restricted Stock/ Nontransferability	This Grant is an award of Stock for the number of shares set forth on the preceeding cover page (“Cover Sheet”), subject to the vesting conditions described below (“Restricted Stock”). To the extent not yet vested, your Restricted Stock may not be transferred, assigned, pledged or hypothecated, whether by operation of law or otherwise, nor may the Restricted Stock be made subject to execution, attachment or similar process.

Issuance and Vesting

The Company will issue your Restricted Stock in your name as of the Grant Date.

Your right to the Stock under this Restricted Stock grant vests [to be determined].

Your right to the Stock under this Restricted Stock grant shall become 100% vested if your Service terminates as a result of your death or Disability.

No additional shares of Stock will vest after your Service has terminated for any reason other than for your death or Disability.

Forfeiture of Unvested Stock	In the event that your Service terminates for any reason, you will forfeit to the Company all of the shares of Stock subject to this grant for which the restrictions have not lapsed.

Book Entry

The shares representing your Restricted Stock will be held in book-entry form. If the Company instead chooses to issue share certificates representing your Restricted Stock in lieu of using the book-entry method of share recordation, the certificates for the Restricted Stock shall be deposited in escrow with the Secretary of the Company to be held in accordance with the provisions of this paragraph. The deposited certificates shall remain in escrow until such time or times as the certificates are to be released or otherwise surrendered for cancellation as discussed below. Upon delivery of the certificates to the Company, you shall be issued an instrument of deposit acknowledging the number of shares of Stock delivered in escrow to the Secretary of the Company.

All regular cash dividends declared on the Stock (or other securities at the time held in escrow) shall be paid directly to you and shall not be held in escrow. However, in the event of any stock dividend, stock split, recapitalization or other change affecting the Company’s outstanding common stock as a class effected without receipt of consideration or in the event of a stock split, a stock dividend or a similar change in the Company Stock, any new, substituted or additional securities or other property which is by reason of such transaction distributed with respect to the Stock shall be immediately delivered to the Secretary of the Company to be held in escrow hereunder, but only to the extent the Stock is at the time subject to the escrow requirements hereof.

As your interest in the shares vests, as described above, the certificates for such vested shares shall be released from escrow and delivered to the Company’s captive broker for your benefit and held in your account.

Withholding Taxes

Your right to the Restricted Stock is contingent upon your satisfaction of any withholding or other taxes that may be due as a result of the lapsing of the restrictions on the Stock and the payment of dividends (if any) pursuant to this Grant.

In the event that the Company determines that any federal, state, local or foreign tax or withholding payment (a “Withholding Tax Payment”) is required relating to the lapsing of restrictions on, or receipt of, Stock arising from this Grant, the Company shall have the right to require that you pay such Withholding Tax Payment, or withhold the Withholding Tax Payment from other payments due to you from the Company or any Affiliate (including, but not limited to, withholding the delivery of vested shares of Stock otherwise deliverable under this Agreement or making deductions from any earned pay). In the event that the Company determines that any federal, state, local or foreign tax or withholding payment (a “Withholding Tax Payment”) is required relating to the lapsing of restrictions on, or receipt of, Stock arising from this Grant, the Company shall have the right to require that you pay such Withholding Tax Payment, or withhold the Withholding Tax Payment from other payments due to you from the Company or any Affiliate (including, but not limited to, withholding the delivery of vested shares of Stock otherwise deliverable under this Agreement, making deductions from any earned pay (to the extent permitted by law), or requiring you to sell vested shares of Stock deliverable under this Agreement (but only to the extent such sale is not prohibited by law or would be subject to penalties under the Federal securities law)).

The Company shall have the right to withhold a Withholding Tax Payment from any dividend payment that you may receive on the Restricted Stock.

Section 83(b) Election	Under Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), the fair market value of the Restricted Shares on the date any forfeiture restrictions applicable to such shares lapse will be reportable as ordinary income at that time. For this purpose, “forfeiture restrictions” include the forfeiture of unvested Stock that is described above. You may elect to be taxed at the time the shares are acquired, rather than when such shares cease to be subject to such forfeiture restrictions, by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after the Grant Date. You will have to make a tax payment based on the fair market value of the shares on the Grant Date. The form for making this election is attached as Exhibit A hereto. Failure to make this filing within the thirty (30) day period will result in the recognition of ordinary income by you as the forfeiture restrictions lapse.

YOU ACKNOWLEDGE THAT IT IS YOUR SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER SECTION 83(b), EVEN IF YOU REQUEST THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON YOUR BEHALF. YOU ARE RELYING SOLELY ON YOUR OWN ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE ANY 83(b) ELECTION.

Retention Rights	This Agreement does not give you the right to remain employed by the Company (or any of its Affiliates) in any capacity, and does not constitute an employment contract. The Company (and its Affiliates) reserves the right to terminate your Service at any time and for any reason.

Shareholder Rights	You have the right to vote the Restricted Stock and to receive any dividends declared or paid on such stock. Any distributions you receive as a result of any stock split, stock dividend, combination of shares or other similar transaction shall be deemed to be a part of the Restricted Stock and subject to the same conditions and restrictions described above. The Company may in its sole discretion require any dividends paid on the Restricted Stock to be reinvested in shares of Stock, which are subject to the same conditions and restrictions as the underlying Restricted Stock. Except as described in the Plan, no adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued.

Forfeiture of Rights	If you engage in any conduct in violation of an applicable non-competition or non-disclosure agreement between you and the Company, or are terminated for Cause, the Company shall have the right to cause you to forfeit (1) your unvested Restricted Stock and (2) those shares of Restricted Stock vesting during the period commencing twelve (12) months prior to your termination of Service with the Company. This forfeiture provision shall be in addition to any other relief available to the Company pursuant to the Company’s non-competition/non-disclosure agreement, including but not limited to injunctive relief.

Unless otherwise specified in an employment or other agreement between the Company and you, you take actions in competition with the Company if you directly or indirectly own any interest in, operate, join, control or participate as a partner, director, principal, officer, or agent of, enters into the employment of, acts as a consultant to, or performs any services for, any entity which has material operations which compete with any business in which the Company or any of its Subsidiaries is engaged during your employment with the Company or any of its Affiliates or at the time of the your termination of employment.

Adjustments	In the event of a stock split, a stock dividend or a similar change in the Company stock, the number of shares covered by this Grant may be adjusted (and rounded down to the nearest whole number) pursuant to the Plan. Your Restricted Stock shall be subject to the Plan and the terms of the agreement of merger, liquidation or reorganization in the event there are many events causing adjustments that are not similar to a change in control such as a stock split.in accordance with the terms of the Plan.

Legends

All certificates representing the Stock issued in connection with this Grant shall, where applicable, have the following legends endorsed on the stock certificate:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OPTIONS TO PURCHASE SUCH SHARES SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.”

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Delaware, other than any conflicts or choice of law rule or principle.

The Plan	The text of the Plan is incorporated in this Agreement by reference. Certain capitalized terms used in this Agreement are defined in the Plan, and have the meaning set forth in the Plan.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this Grant of Restricted Stock. Any prior agreements, commitments or negotiations concerning this Grant are superseded by this document.

Consent to Electronic Delivery	The Company may choose to deliver certain statutory materials relating to the Plan in electronic form. By accepting this Grant you agree that the Company may deliver the Plan prospectus and the Company’s annual report to you in an electronic format. If at any time you would prefer to receive paper copies of these documents, as you are entitled to, the Company would be pleased to provide copies. Please contact the Company’s [Human Resources Department] to request paper copies of these documents.

By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.

EXHIBIT A

ELECTION UNDER SECTION 83(b) OF THE INTERNAL REVENUE CODE

The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.	The name, address and social security number of the undersigned:

Name: ______________________________________________________________________

Address: ____________________________________________________________________

____________________________________________________________________________

Social Security No. : ___________________________________________________________

2.	Description of property with respect to which the election is being made:

shares of common stock, par value $.01 per share, Cytyc Corporation, a Delaware corporation, (the “Company”).

3.	The date on which the property was transferred is , 20 .

4.	The taxable year to which this election relates is calendar year 20 .

5.	Nature of restrictions to which the property is subject:

    The shares of stock are subject to the provisions of a Restricted Stock Agreement between the undersigned and the Company. The shares of stock are subject to forfeiture under the terms of the Agreement.

6. The fair market value of the property at the time of transfer (determined without regard to any lapse restriction) was $             per share, for a total of $            .

7.	The amount paid by taxpayer for the property was $ .

8.	A copy of this statement has been furnished to the Company.

Dated:                     , 20

Taxpayer’s Signature

Taxpayer’s Printed Name

PROCEDURES FOR MAKING ELECTION

UNDER INTERNAL REVENUE CODE SECTION 83(b)

The following procedures must be followed with respect to the attached form for making an election under Internal Revenue Code section 83(b) in order for the election to be effective:1

1. You must file one copy of the completed election form with the IRS Service Center where you file your federal income tax returns within 30 days after the Grant Date of your Restricted Stock.

2. At the same time you file the election form with the IRS, you must also give a copy of the election form to the Secretary of the Company.

3. You must file another copy of the election form with your federal income tax return (generally, Form 1040) for the taxable year in which the stock is transferred to you.

1	Whether or not to make the election is your decision and may create tax consequences for you. You are advised to consult your tax advisor if you are unsure whether or not to make the election.